UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

RADISYS CORPORATION
(Exact name of registrant specified in its charter)

Oregon	0-26844	93-0945232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5435 NE Dawson Creek Drive, Hillsboro, Oregon	97124
(Address of principal executive offices)	(Zip Code)

Registrant's telephone, including area code: (503) 615-1100

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Mr. Kevin C. Melia, an independent director of Radisys Corporation (the “Company”), died unexpectedly on June 17, 2014. Mr. Melia served as a member of the Company's audit committee and as chairman of the compensation and development committee.
On June 18, 2014, the Company notified The NASDAQ Stock Market, LLC (“NASDAQ”) of Mr. Melia's unexpected death, and that the Company has determined to rely on the cure period set forth in Listing Rule 5605(c)(4)(B) of the NASDAQ Listing Rules with respect to the requirement set forth in Listing Rule 5605(c)(2)(A) that the Company's audit committee be comprised of at least three independent directors.
In order to regain compliance with Listing Rule 5605(c)(2)(A), the Company's board of directors has appointed Lorene K. Steffes, an independent director of the Company, to serve as a member of the audit committee effective immediately.

Item 7.01 Regulation FD.

On June 20, 2014, the Company issued a press release announcing that Kevin C. Melia, a director of the Company since July 2003, passed away. As a result, the Board of Directors of the Company, upon the recommendation of the Nominating and Corporate Governance Committee of the Company, decreased the size of the Board of Directors of the Company to six members. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press release, dated as of June 20, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADISYS CORPORATION
Date:	June 23, 2014	By:	/s/ Allen Muhich
		Name:	Allen Muhich
		Title:	Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Exhibit

99.1	Press release, dated as of June 20, 2014